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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated December 28, 1999 relating to the financial statements and financial statement schedule of Commerx, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois
January 25, 2000